UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) November 9, 2000
                                                  ---------------------
                                                  November 9, 2000
                                                  ---------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

Public Service Company of New Mexico ("PNM") and Western Resources (NYSE:WR) today announced that both companies' boards of directors have unanimously approved an agreement under which PNM will acquire the Western Resources electric utility operations in a tax-free, stock-for-stock transaction.

Under the terms of the agreement, PNM and Western Resources, whose utility operations consist of its KPL division and KGE subsidiary, will both become subsidiaries of a new holding company to be named at a future date. Prior to the consummation of this combination, Western Resources will reorganize all of its non-utility assets, including its 85 percent stake in Protection One and its 45 percent investment in ONEOK, into Westar Industries which will be spun off to its shareholders.

The new holding company will issue 55 million of its shares, subject to adjustment, to Western Resources' shareholders and Westar Industries. Before any adjustments, the new company will have approximately 95 million shares outstanding, of which approximately 42.1 percent will be owned by former PNM shareholders and 57.9 percent will be owned by former Western Resources shareholders and Westar Industries. Westar Industries will receive a portion of such shares in repayment of a $234 million obligation currently owed by Western Resources to Westar Industries.

Based on PNM's average closing price over the last ten days of $27.325 per share, the indicated equity value of the transaction is approximately $1.503 billion, including conversion of the Westar Industries obligation. In addition, the new holding company will assume approximately $2.939 billion of existing Western Resources' debt, giving the transaction an aggregate enterprise value of approximately $4.442 billion. The new holding company will have a total enterprise value of approximately $6.5 billion ($2.6 billion in equity; $3.9 billion in debt and preferred stock).

The transaction will be accounted for as a reverse acquisition by PNM as Western Resources shareholders will receive the majority of the voting interests in the new holding company. For accounting purposes Western Resources will be treated as the acquiring entity. Accordingly, all of the assets and liabilities of PNM will be recorded at fair value in the business combination as required by the purchase method of accounting. In addition, the operations of PNM will be reflected in the operations of the combined company only from the date of acquisition.

The companies expect the transaction to be completed within the next 12 to 15 months. The new holding company will serve over one million retail electric customers and 400,000 retail gas customers in New Mexico and Kansas and will have generating capacity of more than 7,000 megawatts. The transaction exceeds PNM's stated goal of doubling its generation capacity and tripling its power sales more than three years ahead of schedule. The transaction will also make the new company a leading energy supplier in the Western and Midwestern wholesale markets.

The rationale for this transaction is the acceleration of PNM's proven growth strategy, consistent with its targeted 10 percent annual average earnings growth. PNM expects only modest cost savings and does not have a present intention to have involuntary workforce reductions as a result of the transaction. The new holding company will seek to minimize any workforce effects through reduced hiring, attrition, and other appropriate measures. All existing labor agreements will be honored.

In the transaction, each PNM share will be exchanged on a one-for-one basis for shares in the new holding company. Each Western Resources share will be exchanged for a fraction of a share of the new company. This exchange ratio will be finalized at closing, depending on the impact of certain adjustments to the transaction consideration. Since Western Resources and Westar Industries remain committed to reducing Western Resources' net debt balance prior to consummation of the transaction, they have agreed with PNM on a mechanism to adjust the transaction consideration based on additional equity contributions. Under this mechanism, Western Resources could undertake certain activities not affecting the utility operations to reduce the net debt balance. The effect of such activities would be to increase the number of new holding company shares to be issued to all Western Resources shareholders (including Westar Industries) in the transaction. In addition, Westar Industries has the option of making additional equity infusions into Western Resources that will be used to reduce its net debt balance prior to closing. Up to $407 million of such equity infusions may be used to purchase additional new holding company common and convertible preferred stock.

At closing, Jeffry E. Sterba, present chairman, president and chief executive officer of PNM, will become chairman, president and chief executive officer of the new holding company, and David C. Wittig, present chairman, president and chief executive officer of Western Resources, will become chairman, president and chief executive officer of Westar Industries. The Board of Directors of the new company will consist of six current PNM board members and three additional directors, two of whom will be selected by PNM from a pool of candidates nominated by Western Resources, and one of whom will be nominated by Westar Industries. The new holding company will be headquartered in New Mexico. Headquarters for the Kansas utilities will remain in Kansas.

Shareholders of the new holding company will receive PNM's dividend. PNM's current annual dividend is $.80 per share.

The successful spin-off of Westar Industries from Western Resources is required prior to the consummation of the transaction. The transaction is also conditioned upon, among other things, approvals from both companies'
shareholders and customary regulatory approvals from the Kansas Corporation Commission, the New Mexico Public Regulation Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The new holding company expects to register as a holding company with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This filing contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of PNM and Western Resources and with respect to the benefits of the transaction are based on current expectations that are subject to risk and uncertainties. Such statements are based upon the current beliefs and expectations of the management of PNM and Western Resources. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the possibility that shareholders of PNM and/or Western Resources will not approve the transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with clients, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, the receipt of regulatory and other approvals of the transaction, that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended, changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return on equity and equity ratio limits, industry and rate structure, stranded cost recovery, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (including retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as tornadoes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements, the outcome of Protection One accounting issues reviewed by the SEC staff as disclosed in previous Western Resources SEC filings, the impact of Protection One's financial condition on Western Resources' consolidated results, and other factors. PNM and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  November 8, 2000                           /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)